Exhibit 10.6

AMENDMENT No. 2 TO CONVERTIBLE PROMISSORY NOTE

This Amendment No. 2 (this “Amendment”) to the Convertible Promissory Note (as defined below) is made as of September 26, 2006 by and between E-centives, Inc., a Delaware corporation (the “Company”), and LGT Bank in Liechtenstein AG (the “Holder”).

WHEREAS, the Company issued a convertible promissory note dated June 11, 2003 in the principal amount of US $50,000 to the Holder, as amended by Amendment No. 1, dated June 8, 2006 (as amended, the “Convertible Promissory Note”); and

WHEREAS, the Company and the Holder desire to amend the Convertible Promissory Note in accordance with the terms and conditions hereof.

NOW THEREFORE, in consideration of the mutual covenants contained herein the parties hereto agree as follows:

1. Amendment: Section 1 of the Convertible Promissory Note is hereby amended and restated in its entirety to read as follows:

“Payment Terms. The Company promises to pay to Holder the balance of Principal, together with Premium and accrued unpaid interest, on September 30, 2007, unless this Note is earlier prepaid as herein provided or earlier converted into Common Stock (as hereinafter defined) of the Company pursuant to Section 3 hereof. All payments hereunder shall be made in lawful money of the United States of America. Payment shall be credited first to the accrued interest then due and payable and the remainder to Principal.”

2. Representations and Warranties. To induce the Holder to enter into this Amendment, the Company represents and warrants to the Holder that, after giving effect to this Amendment, the representations and warranties set forth in Section 6 of the Convertible Promissory Note are true and correct in all material respects on and as of the date hereof.

3. Effectiveness. This Amendment shall become effective as of the date first set forth above when the Company shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Company and the Holder.

4. No Other Modifications. Except as specifically modified herein, all of the terms and conditions of the Convertible Promissory Note shall continue in full force and effect and are hereby ratified and affirmed.

5. Capitalized Terms. All capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to them in the Convertible Promissory Note.

6. Governing Law; Counterparts. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland, without reference to conflicts of law provisions of such state. This Amendment may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

7. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

8. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the date first written above.

E-centives, Inc.

By:
Name:
Title:

ACCEPTED AND AGREED:

LGT Bank in Liechtenstein AG

By:
Name:
Title: